Exhibit 10.23

SERVICES AGREEMENT

SERVICES AGREEMENT (the “Agreement”) dated November 29, 2019 (the “Effective Date”) by and between PARADISE ADVENTURES, LLC, a Florida limited liability company (collectively, “Service Provider”) and BAY POINT MASTER TENANT, LLC, a Delaware limited liability company (“Master Tenant”).

RECITALS

Master Tenant leases from DOF IV Bay Point, LLC (“Owner”) the hotel, villas, golf courses, golf clubhouse and related facilities located in Panama City Beach, Florida known as “Sheraton Panama City Beach Golf & Spa Resort” (the “Property”) pursuant to an Amended Restated Lease Agreement dated December 29, 2017. Master Tenant desires to engage Service Provider to provide the services at the Property set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual, covenants herein contained, the parties hereto do hereby agree as follows:

ARTICLE I
COMMENCEMENT AND TERMINATION DATES

Section 1.01. Term. Master Tenant hereby appoints Service Provider to perform the services hereinafter set forth for a term to commence on the Effective Date, and Service Provider hereby accepts such appointment. Commencing on the Effective Date, this Agreement shall be in effect for a period of five (5) years unless sooner terminated pursuant to Article V or renewed by the mutual consent of the parties.

ARTICLE II
SERVICE PROVIDER’S RESPONSIBILITIES

Section 2.01. Status of Service Provider. Master Tenant and Service Provider do not intend to form a joint venture, partnership or similar relationship. Instead, the parties intend that Service Provider shall act solely in the capacity of an independent contractor for Master Tenant. Nothing in this Agreement shall be construed to mean that Service Provider and Master Tenant are joint venturers or partners of each other and neither shall have the power to bind or obligate the other party by virtue of this Agreement, except as expressly provided in this Agreement.

Section 2.02. Services.

(a) Subject to the terms and conditions of this Agreement, Service Provider shall use reasonably commercial efforts in connection with the provision of the following services to Master Tenant and the Property:

-	Manage and operate wave runner, kayak, pontoon boat and paddleboard rentals.

(b) Service Provider agrees to operate its business and conduct its activities at the Property in a manner that does not interfere with the catamaran tours being operated from the Property by Paradise Adventures, LLC (or any of its successors or assigns).

Section 2.03. Books of Accounts; Financial Reports. Service Provider shall maintain adequate books and records with the entries supported by sufficient documentation to ascertain their accuracy with respect to its Business. Service Provider shall maintain such books and records at Service Provider’s main office. Service Provider shall permit Master Tenant, its agents and representatives, Master Tenant’s auditors and tax prepares and their respective employees and representatives to inspect and make copies of such books and records relating to Service provider at all reasonable times. Service Provider shall ensure such control over accounting and financial transactions as is reasonably necessary to protect Service Provider’s assets from theft, material error or fraudulent activity by Service provider’s employees.

Section 2.04. Employees/Independent Contractors of Service Provider. All matters pertaining to the supervision of Service Provider’s employees and contractors shall be the sole responsibility of Service Provider. All salaries, benefits and positions of employees and contractors of the Service Provider who perform work in connection with the services provided hereunder shall be the sole responsibility of Service Provider.

Section 2.05. Compliance with Laws and Other Matters.

(a) Service Provider shall use its commercially reasonable efforts to comply with all applicable governmental requirements relative to the performance of its duties hereunder.

(b) Service Provider shall furnish to Master Tenant, promptly after receipt, any notice of violation of any governmental requirement or order issued by any governmental entity or other similar body against Service Provider, or any notice of termination or cancellation of any insurance policy (which is not immediately replaced by Service provider).

Section 2.06. Right to Subcontract Service Provider Functions.

(a) Service Provider shall not have the right to subcontract any of its functions described herein unless first approved in writing by Master Tenant. If approved by Master Tenant, Service Provider shall notify Master Tenant at least twenty (20) days prior to the effective date of any such subcontract in the event some or all of Service Provider’s functions described herein are subcontracted to other parties. However, except as expressly provided herein, the fees to be paid to Service Provider under this Agreement are inclusive of fees payable to such third parties unless otherwise mutually agreed to by Master Tenant and Service Provider.

(b) Master Tenant shall be explicitly named as a third party beneficiary of any agreement or contract pursuant to which any of Service Provider’s obligations and subcontracted to another person.

Section 2.07. Insurance. It is expressly agreed by Service Provider that the none of Master Tenant, Owner or the Property is in any way an insurer of Service Provider’s property or family, invitees, employees, or agents. Service Provider covenants and agrees to at all times maintained, in full force and effect, comprehensive bodily injury and property damage liability insurance (including, without limitation, commercial marine general liability, hull insurance, umbrella/excess liability insurance and workers’ compensation coverage covering both on-land and maritime exposures) with limits not less than $1,000,000.00 per occurrence and $2,000,000 in the aggregate. Such insurance shall cover all property damage, bodily injury personal and advertising injury or death arising from or connected with the use of the Property by Service Provider and Service Provider’s family members, employees, guests, agents, and invitees. Service Provider agrees, the insurance shall provide, that the Service Provider’s insurance shall at all times be primary and non-contributory, regardless of whether Master Tenant or Owner has any collectible insurance. Without limitation of the foregoing, Service Provider shall insure its equipment for their full value. Further, Service Provider is required to name Master Tenant, Owner and Crescent Hotels & Resorts, LLC (“Hotel Manager”) as additional insureds on the relevant insurance policies required hereunder. All policies of insurance required to be carried by the Service Provider hereunder shall include a clause or endorsement denying to the insurer rights by way of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss.

ARTICLE III
COMPENSATION AND FEES

Section 3.01. Services Fee. Master Tenant shall receive, and the Service Provider shall pay, with respect to the services set forth herein, a monthly fee (the “Services Fee”) equal to (i) 10% of Service Provider’s gross sales for the immediately preceding calendar month for the first 12 months of the term of this Agreement and (ii) thereafter, 15% of Service Provider’s gross sales for the immediately preceding calendar month; provided, however, that in the event Service Provider does not enter into a Commercial Dockage Agreement with Master Tenant for its 75 passenger Privateer catamaran commencing January 1, 2021, Service Provider shall pay to Master Tenant a payment equal to 5% of Servicer’s Provider’s gross sales for the first 12 months of the term of this Agreement. The Service Fee shall be payable, in cash, in equal monthly installments in arrears on or before the tenth (10th) day of each month. Upon termination of this Agreement, Master Tenant and Service Provider will prorate the Services Fee on a daily basis to the effective date of termination. If Service provider subcontracts any of its obligations hereunder in accordance with Section 2.06, Service Provider shall be obligated to pay such third parties, it being intended that the Services Fee shall be inclusive of such third party fees.

ARTICLE IV
EXPENSES

Section 4.01. Operating Expenses. All expenses incurred by Service Provider in providing the services to the Property contemplated by this Agreement shall be the sole responsibility of Service Provider.

Section 4.02. Litigation. Service Provider will be responsible for and hold each of Master Tenant and Owner harmless from, all fees, costs, expenses and damages relating to disputes with employees for worker’s compensation (to the extent not covered by insurance), discrimination or wrongful termination, including legal fees and other expenses.

ARTICLE V
TERMINATION

Section 5.01. Termination. This Agreement shall terminate upon the occurrence of any of the events set forth below:

(a)	Either Party may terminate this Agreement, without cause, by giving the other Party at least thirty (30) days’ notice in writing, which notice shall not affect or impair any right which has accrued to either Party prior to the date of termination;

(b)	A breach of this Agreement by Service Provider that Service Provider does not cure within thirty (30) days after notice thereof, and Master Tenant sends to Service Provider a notice of termination for cause due to such uncured breach;

(c)	Both Parties agree in writing to terminate this Agreement;

(d)	Upon the expiration or termination of this Agreement according to its terms; or

(e)	Upon the sale, destruction or seizure by eminent domain of the Property.

ARTICLE VI
NOTICES

All notices, requests, demands and other communications required to or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered; (b) five days after the same have been deposited in a United States post office via certified main/return receipt requested; or (c) the next Business Day after same have been deposited with a national overnight delivery service (e.g., Federal Express) in each case addressed to the parties at the address set forth beneath their signatures hereto.

ARTICLE VII
MISCELLANEOUS

Section 7.01. Assignment. Except as set forth in Section 2.06, Service provider may not assign this Agreement without the prior written consent of Master Tenant, which consent may be withheld in Master Tenant, which consent may be withheld in Master Tenant’s sole and absolute discretion.

Section 7.02. Entire Agreement. This Agreement and any agreement, document or instrument referred to herein constitute the entire agreement between Master Tenant and Service Provider pertaining to the subject matter contained in such agreement and supersede all prior and contemporaneous agreements, representations and understandings of the parties hereto. No supplement, modification or amendment of this Agreement shall be binding unless execute in writing by all of the parties hereto.

Section 7.03. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law provisions and principles thereof. If either party institutes any litigation or other proceeding against the other with respect to this Agreement, the Property, or the transactions contemplated hereby, such litigation or proceeding shall be instituted in the State or Federal courts located in the City, County and State of New York and both parties hereby waive all objections to personal jurisdiction, venue and all rights to seek to transfer the action due to improper or inconvenient forum.

Section 7.04. INDEMNIFICATION BY SERVICE PROVIDER. SERVICE PROVIDER SHALL INDEMNIFY, DEFEND AND HOLD MASTER TENANT, OWNER AND EACH OF THEIR RESPECTIVE MEMBERS, OFFICERS, MANAGERS, AGENTS, ATTORNEYS AND EMPLOYEES (EACH, AN “INDEMNIFIED PARTY”) HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, FINES, PENALTIES, LIABILITIES, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS, SUSTAINED OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTY BY REASON OF THE ACTS OF SERVICE PROVIDER WHICH ARISE OUT OF ITS NEGLIGENCE; WILLFUL MISCONDUCT, BAD FAITH OR FRAUD OF SERVICE PROVIDER, ITS AGENTS OR EMPLOYEES OR SERVICE PROVIDER’S WILLFUL BREACH OF THIS AGREEMENT. IF ANY PERSON OR ENTITY MAKES A CLAIM OR INSTITUTES A SUIT AGAINST AN INDEMNIFIED PARTY ON A MATTER FOR WHICH SUCH INDEMNIFIED PARTY CLAIMS THE BENEFIT OF THE FOREGOING INDEMNIFICATION, THEN: (A) SUCH INDEMNIFIED PARTY SHALL GIVE SERVICE PROVIDER PROMPT NOTICE THEREOF IN WRITING; (B) SERVICE PROVIDER MAY DEFEND SUCH CLAIM OR ACTION BY COUNSEL OF ITS OWN CHOOSING PROVIDED SUCH COUNSEL IS REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY; (C) NEITHER THE INDEMNIFIED PARTY NOR SERVICE PROVIDER SHALL SETTLE ANY CLAIM WITHOUT THE OTHER’S WRITTEN CONSENT; AND (D) THIS SUBSECTION SHALL NOT BE SO CONSTRUED AS TO RELEASE MASTER TENANT OR SERVICE PROVIDER FROM ANY LIABILITY TO THE OTHER FOR A WILLFUL BREACH OF ANY OF THE COVENANTS AGREED TO BE PERFORMED UNDER THE TERMS OF THIS AGREEMENT.

Section 7.05. Severability. If any term or provision of this Agreement is determined to be illegal, unenforceable or invalid, in whole or in part for any reason, such illegal, unenforceable or invalid provision or part thereof shall be stricken from this Agreement and such provisions shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 7.05, then such stricken provision shall be replaced, to the extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

Section 7.06. No Waiver. The failure by any party to insist upon the strict performance of, or to seek remedy of, anyone person of the terms or conditions of this Agreement or to exercise any right, remedy or election set forth herein or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but such item shall continue and remain in full force and effect. All rights or remedies of the parties specified in this Agreement and all other rights or remedies that they may have at law, in equity or otherwise shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercise or not, shall be deemed to be in exclusion of any other right or remedy of the parties.

Section 7.07. Binding Effect. This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 7.08. Enforcement of Service Provider’s Rights. In the enforcement of its rights under this Agreement, Service Provider shall not seek or obtain a money judgment or any other right or remedy against any stockholders, partners, members or disclosed or undisclosed principals of Master Tenant. Service Provider shall enforce its rights and remedies solely against the estate of Master Tenant or the proceeds of any sale of all or any portion of Master Tenant’s interest therein.

Section 7.09. Attorney’s Fees. In any action or proceeding between Service Provider and Master Tenant arising from or relating to this Agreement or the enforcement or interpretation hereof, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys’ fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such judgment.

Section 7.10. Headings. All headings are only for convenience and ease of reference and are irrelevant to the construction or interpretation of any provision of this Agreement.

Section 7.11. Further Assurances. Each party hereto agrees to execute, with acknowledgement and affidavit if required, any and all documents and take all actions that may be reasonably required in furtherance of the provisions of this Agreement.

Section 7.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including copies sent to a party by facsimile transmission) as against the party signing such counterpart, but which together shall constitute one and the same instrument. Signatures transmitted via facsimile, or PDF format through electronic mail (“e-mail”), shall be considered authentic and binding.

Section 7.13. Joint and Several Liability. Each Service Provider shall be jointly and severally liable for Service Provider’s obligations under this Agreement.

(Signatures on Following Page)

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above, but effective as of the Effective Date.

MASTER TENANT:

BAY POINT MASTER TENANT, LLC, a Delaware limited liability company

By:	/s/ Matt Sutherland
Name:	Matt Sutherland
Title:	General Manager

Bay Point Master Tenant, LLC
c/o Torchlight Investors, LLC
280 Park Avenue
New York, New York 10017
Attention: Gianluca Montalti

SERVICE PROVIDER:

PARADISE ADVENTURES, LLC, a Florida limited liability company

By:	/s/ Donnie Coker
Name:	Donne Coker
Title:	Owner

Paradise Adventures, LLC
3246 Country Club Dr.
Lynn Haven, FL 32444
Attn: Donnie & Tracey Coker